                                 AMENDMENT NO. 2
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

        The Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Growth Series, a Delaware statutory trust, is hereby amended as follows:

        WHEREAS, the parties desire to amend the Agreement to add two new portfolios - AIM Moderate Growth Allocation Fund and AIM Moderately Conservative Allocation Fund and to change the name of AIM Aggressive Allocation Fund to AIM Growth Allocation Fund;

        NOW, THEREFORE, the parties agree as follows:

        Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM GROWTH SERIES

PORTFOLIOS                                      EFFECTIVE DATE OF AGREEMENT
----------                                      ---------------------------
AIM Basic Value Fund                                     June 5, 2000
AIM Conservative Allocation Fund                         April 30, 2004
AIM Global Equity Fund                                   November 4, 2003
AIM Growth Allocation Fund                               April 30, 2004
AIM Mid Cap Core Equity Fund                             September 1, 2001
AIM Moderate Allocation Fund                             April 30, 2004
AIM Moderate Growth Allocation Fund                      April 29, 2005
AIM Moderately Conservative Allocation Fund              April 29, 2005
AIM Small Cap Growth Fund                                September 11, 2000"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: April 29th, 2005

                                           A I M ADVISORS, INC.


Attest: /s/ P. MICHELLE GRACE              By:  /s/ MARK H. WILLIAMSON
        ---------------------                   ----------------------
          Assistant Secretary                      Mark H. Williamson
                                                   President

(SEAL)

                                           AIM GROWTH SERIES


Attest: /s/ P. MICHELLE GRACE              By:  /s/ ROBERT H. GRAHAM
        ---------------------                   --------------------
          Assistant Secretary                      Robert H. Graham
                                                   President

(SEAL)